EXHIBIT 10.1

AMENDMENT NO. 1
to the
EMPLOYMENT AGREEMENT

AMENDMENT (“Amendment No. 1”) dated June 30, 2017, and made effective as of that date (the “Effective Date”), by and between Ralph Lauren Corporation, a Delaware corporation (the “Company”), and Patrice Louvet (the “Executive”).

        WHEREAS, the Executive shall serve as the President and Chief Executive Officer of the Company pursuant to an Employment Agreement by and between the Company and the Executive dated May 11, 2017 (the “Employment Agreement”); and

        WHEREAS, the Company and the Executive wish to amend the Employment Agreement in certain respects;

        NOW, THEREFORE, intending to be bound, the parties hereby agree as follows.

1.    The second paragraph of the Section entitled “Annual Equity Award” in Exhibit 1 attached to the Employment Agreement is amended to read in its entirety as follows, effective as of the Effective Date:

“For Fiscal 2018 only, the award will be granted on the Start Date, and the performance criteria will be based on cumulative operating margin, as determined by the Compensation Committee by no later than June 30, 2017, for a three year performance period consisting of Fiscal Years 2018, 2019, and 2020, with a payout capped at the target number of shares unless a three year cumulative revenue goal, as determined by the Compensation Committee and for the same three fiscal years, is met or exceeded. Such award will vest and be paid out as soon as practicable and in accordance with the Company’s normal process after the results for the performance period are certified by the Compensation Committee.

2.    Except as amended and/or modified by this Amendment No. 1, the Employment Agreement is hereby ratified and confirmed and all other terms of the Employment Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment No. 1.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be duly executed and the Executive has hereunto set his hand on the date first set forth above, as of the Effective Date.

RALPH LAUREN CORPORATION

By:	/s/ JOEL FLEISHMAN
Joel Fleishman,
Chairman of the Compensation &
Organizational Development Committee

EXECUTIVE

/s/ PATRICE LOUVET
Patrice Louvet

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